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                               State of Delaware
                                                                          PAGE 1
                        Office of the Secretary of State

                         ______________________________

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NYMEX HOLDINGS, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF APRIL, A.D. 2001, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                 [STATE SEAL]   /s/ HARRIET SMITH WINDSOR
                                                -------------------------
                                                Harriet Smith Windsor,
                                                Secretary of State

                                                AUTHENTICATION: 1072245
                                                        DATE:  04-10-01
3175181 8100

010173497







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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/09/2001
                                                           010173497 - 3175181

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NYMEX HOLDINGS, INC.

                  NYMEX Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify:

                  1. Article SIXTH of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

                  SIXTH: Until such time as this Certificate of Incorporation is duly amended to eliminate the restriction on transfer contained in paragraph (b) of Article FIFTH:

                  (a) The Board of Directors shall consist of 25 members.

                  (b) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the Class I directors shall first expire at the annual meeting of stockholders held in 2001; the terms of the Class II directors shall first expire at the annual meeting of stockholders held in 2002; and the terms of the Class III directors shall first expire at the annual meeting of stockholders held in 2003. At each annual meeting of stockholders, the successors to the class of directors whose term expires shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned so as to maintain the number of directors in each class as nearly equal as possible and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of
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stockholders for the year in which the director's term expires and until the director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

                  (c) The Board of Directors shall have a Chairman and a Vice Chairman who shall be designated as Chairman or Vice Chairman by the stockholders of the Corporation and who shall, when so designated, become members of the At Large category of Directors as described below. The Chairman shall be a member of Class I and the Vice Chairman shall be a member of Class
II. The term of each of them shall expire at the expiration of the term of the applicable class. Successors to each of them shall be elected at the annual meeting of stockholders at which his or her term expires. In order to be designated as Chairman or Vice Chairman, a candidate for election to the Board must be designated in accordance with the procedures determined by the Board of Directors. The Chairman and the Vice Chairman each shall have the power, authority and responsibilities provided in the bylaws of the Corporation.

                  (d) Each Class of directors shall consist of at least one member from each of the categories indicated below:

                                    (i) Floor Broker Group ("Floor Broker"),
                  which consists of holders or lessees of Exchange Memberships whose principal commodity-related business is acting as a floor broker on the floor of the Exchange;

                                    (ii) Futures Commission Merchant Group
                  ("FCM"), which consists of holders or lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association or sole proprietorship, the principal commodity-related business of which is the solicitation or acceptance of orders for commodity futures and/or options transactions from customers, and in connection therewith accepts money, securities or other property to margin or guarantee such transactions and, which is registered with the Commodity Futures Trading Commission as a Futures Commission Merchant;


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                                    (iii) Trade Group ("Trade"), which consists
                  of holders or lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association or sole proprietorship, the principal commodity-related business of which is the production, processing or commercial use of, or is a merchant dealing in, one or more commodities traded on the Exchange;

                                    (iv) Local Trader Group ("Local"), which
                  consists of holders or lessees of Exchange Memberships whose principal commodity-related business is executing trades in Exchange contracts on the floor of the Exchange for their personal accounts;

                                    (v) At Large Group ("At Large"), which
                  consists of holders or lessees of Exchange Memberships; and

                                    (vi) Equity Holder Group ("Equity"), which
                  consists of owners of Exchange Memberships who have leased their last or sole membership to another party.

In addition, the directors designated as the Chairman and Vice Chairman of the Board shall become members of the At Large category of directors.

                  In order to be elected at a meeting of stockholders held after this provision first becomes effective to one of the categories described in clauses (i) through (vi) above, a candidate for election to the Board must be nominated in accordance with procedures determined by the Board of Directors whereupon that candidate will be eligible for election at the applicable meeting of stockholders only as a member of the category determined in accordance with the procedures implemented by the Board of Directors. If, by reason of a change in the business of a Director, such Director no longer falls within the category set forth in subclauses (i) through (vi) above in which he was elected, the term of such Director shall automatically expire effective at the next annual meeting of stockholders and a successor to such Director shall thereupon be elected for the remainder of the term of the class to which such successor Director succeeds. In the event of a dispute as to the category of any Director, the Board of Directors shall make a final determination upon such data as it, in its discretion, determines is necessary, relevant or material.


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                  (e) The Board of Directors shall also have five Public
Directors who shall be directly elected by the stockholders. Two Public Directors shall be members of Class I, one Public Director shall be a member of Class II and two Public Directors shall be members of Class III. The term of each Public Director shall expire at the expiration of the term of the applicable class. Successors to each of them shall be elected at the annual meeting of stockholders at which his or her term expires. In order to qualify as a Public Director, a person must be knowledgeable of futures trading or financial regulation or otherwise capable of contributing to the deliberations of the Board of Directors and may not be a member of the Exchange or affiliated with any member of the Exchange or an employee of the Exchange. No Public Director who has served as a Public Director for two consecutive terms shall be eligible for election as a Public Director until one year has elapsed from the date of the expiration of such person's last term.

                  (f) Not more than one partner, officer, director, employee or affiliate of a member of the Exchange or of any member firm of the Exchange, or of any affiliate of a member of the Exchange or of a member firm of the Exchange, shall be eligible to serve as a Director at one time. If, by reason of a change in affiliation of a Director, election of a Director at any time, or by reason of merger, sale or consolidation of two or more member firms of the Exchange, more than one officer, director, employee, partner, or affiliate of a member firm of the Exchange is a Director, at least one such Director shall resign so that there shall be only one Director who is an officer, director, employee, partner, affiliate of such member of the Exchange or member firm of the Exchange or of its affiliate. If one such Director shall fail to resign the term of all such Directors shall automatically expire and the vacancy or vacancies shall thereafter be filled by the Board, provided, however, that if one such Director is the Chairman or the Vice Chairman, only the term of the other such Director or Directors shall expire; further provided, that if two of such Directors are Chairman and Vice Chairman, respectively, the term of the Vice Chairman shall expire as aforesaid. No person shall be permitted to stand for election to the Board of Directors if the election and qualification of such person could result in more than one person who is a partner, officer, director, employee or affiliate of a member of the Exchange or of any member firm of


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the Exchange or any affiliate of a member of the Exchange or of a member firm of the Exchange serving on the Board of Directors.

                  The term "affiliate" as used in this clause (f) shall include the power, whether directly or indirectly, to control a firm or other business entity as well as the direct or indirect ownership of 10% or more of the voting securities of a corporation or ownership of a partnership interest in a partnership.

                  In the event that there is a controversy as to the status of the business affiliation of a Director, Director elect, or Director nominee, at the written request of the Chairman or the President, the Executive Committee of the Board shall make a final determination upon such data as it, in its discretion, determines is necessary, relevant or material.

                  (g) No person shall be permitted to stand for election for more than one position on the Board at a single meeting of stockholders.

                  2. This amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on its behalf by the authorized officer named below.

                                                  /s/    CHRISTOPHER K. BOWEN
                                                  ---------------------------
                                                  Name:  Christopher K. Bowen
                                                  Title: Senior Vice President
                                                         and General Counsel
                                                  Date:  April 9, 2001


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